UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2024

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 12, 2024, Pono Capital Three, Inc. (“Pono”) completed a series of transactions that resulted in the combination (the “Business Combination”) of Pono with Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (“Horizon”) pursuant to the previously announced Business Combination Agreement (the “BCA”), dated August 15, 2023, by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”) and Horizon, following the approval at the extraordinary general meeting of the shareholders of Pono held on January 4, 2024 (the “Special Meeting”). On January 10, 2024, pursuant to the BCA, and as described in greater detail in the Company’s final prospectus and definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2023 (as supplemented by a prospectus supplement filed on December 29, 2023, the “Proxy Statement/Prospectus”), Pono was continued and de-registered from the Cayman Islands and redomesticated as a British Columbia company on January 11, 2024 (the “SPAC Continuation”). Pursuant to the BCA, on January 12, 2024, Merger Sub and Horizon were amalgamated under the laws of British Columbia, and Pono changed its name to New Horizon Aircraft Ltd. (“New Horizon”). As consideration for the Business Combination, New Horizon issued to Horizon shareholders an aggregate of 9,419,084 Class A ordinary shares (the “Exchange Consideration”), including 282,573 shares held in escrow for any purchase price adjustments under the BCA, and 754,013 shares issued to the PIPE investor or his designees, as set forth below.

Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the Proxy Statement/Prospectus.

Simultaneous with the closing of the Business Combination, New Horizon also completed a series of private financings, issuing and selling 200,000 shares of its common stock in a private placement to a PIPE investor (the “PIPE Offering”), issued 103,500 shares to EF Hutton LLC, in partial satisfaction of the deferred underwriting commission due from Pono’s initial public offering, and assumed options issued by Horizon to purchase 585,230 New Horizon Class A ordinary shares. In connection with the Special Meeting, Pono shareholders holding 9,852,558 of Pono’s ordinary shares (after giving effect to redemption reversal requests) exercised their right to redeem their shares for a pro rata portion of the funds in Pono’s trust account (the “Trust Account”). Approximately $104.5 million (approximately $10.61 per Public Share) was removed from the Trust Account to pay such holders.

Item 1.01. Entry into Material Definitive Agreement.

Business Combination Agreement

As disclosed under the section titled “Proposal No. 2—The Business Combination Proposal” of the Proxy Statement/Prospectus, Pono entered into the BCA, dated August 15, 2023, by and among Pono, Merger Sub and Horizon.

Accordingly, (a) Pono was continued and de-registered from the Cayman Islands and redomesticated as a British Columbia Company on January 11, 2024, (b) Merger Sub, a wholly-owned subsidiary of Pono, was amalgamated with Horizon on January 12, 2024, and (c) Pono changed its name to New Horizon Aircraft Ltd. and adopted new Articles.

Item 2.01 of this Current Report discusses the consummation of the Business Combination and events contemplated by the BCA which were completed on January 12, 2024 (the “Closing”), and is incorporated herein by reference.

Lock-up Agreements

On January 11, 2024, Pono entered into Lock-Up Agreements (the “Lock-up Agreements”) by and among Pono, the Sponsor, and certain shareholders of Horizon (such shareholders, the “Company Holders”), pursuant to which each Company Holder agreed not to, during the Lock-up Period (as defined below), lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase an option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares issued to such Company Holder in connection with the Business Combination (the “Lock-up Shares”), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, or publicly disclose the intention to do any of the foregoing, whether any of these transactions are to be settled by delivery of any such shares or other securities, in cash, or otherwise, subject to limited exceptions. As used herein, “Lock-Up Period” means the period commencing on the date of the Closing and ending on the earlier of: (i) six months after the Closing, (ii) the date on which the closing sale price of New Horizon Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing, and (iii) the date after the Closing on which New Horizon consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of New Horizon’s shareholders having the right to exchange their New Horizon Class A ordinary shares for cash, securities or other property.

In connection with the Closing, Pono, Horizon, and the Sponsor waived lockup restrictions on approximately 1.69 million shares held by a non-affiliate Horizon shareholder.

The foregoing description of the Lock-Up Agreements is subject to and qualified in its entirety by reference to the full text of the form of the Lock-Up Agreement, a copy of which is included as Exhibit 10.5 hereto, and the terms of which are incorporated by reference.

Non-Competition Agreements

On January 12, 2024, New Horizon, Horizon, and each of E. Brandon Robinson, Jason O’Neill, Brian Robinson, and Stewart Lee entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which such persons and their affiliates agreed not to compete with New Horizon during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The Non-Competition and Non-Solicitation Agreements also contain customary non-disparagement and confidentiality provisions.

The foregoing description of the Non-Competition and Non-Solicitation Agreements is subject to and qualified in its entirety by reference to the full text of the form of the Non-Competition and Non-Solicitation Agreement, a copy of which is included as Exhibit 10.10 hereto, and the terms of which are incorporated by reference.

Registration Rights Agreement

In connection with the Business Combination, on January 12, 2024, Pono, Horizon, the Sponsor, the executive officers and directors of Pono immediately prior to the consummation of the Business Combination (with such executive officers and directors, together with the Sponsor, the “Sponsor Parties”), and a certain existing shareholder of Horizon (such party, together with the Sponsor Parties, the “Investors”) enter into a registration rights agreement (the “Registration Rights Agreement”) to provide for the registration of New Horizon’s Class A ordinary shares issued to them in connection with the Business Combination. The Investors are entitled to (i) make three written demands for registration under the Securities Act of all or part of their shares and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. New Horizon will bear the expenses incurred in connection with the filing of any such registration statements.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.3 hereto, and the terms of which are incorporated by reference.

PIPE

On December 27, 2023, Pono entered into that certain subscription agreement (the “Subscription Agreement”), pursuant to which Pono obtained a commitment from a certain investor (the “Subscriber”). On January 12, 2024, Pono issued 200,000 Class A ordinary shares to the Subscriber, and received $2,000,000 in net proceeds from such transaction. In addition, in connection with the closing of the PIPE Offering, Horizon caused 754,013 Incentive Shares to be transferred to the Subscriber or its designees. Pursuant to the Subscription Agreement, New Horizon has agreed to provide registration rights to the PIPE shares and the Incentive Shares.

The foregoing description of the Subscription Agreement is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” and “Business Combination Agreement” above is incorporated into this Item 2.01 by reference.

Pursuant to the terms of the BCA, the total consideration for the Business Combination and related transactions (the “Exchange Consideration”) was approximately $99 million. In connection with the Special Meeting, holders of 9,852,558 Pono Class A ordinary shares sold in its initial public offering exercised their right to redeem those shares for cash prior to the redemption deadline of January 2, 2024 (and did not subsequently reverse the redemption election), at a price of $10.60989602 per share, for an aggregate payment from Pono’s trust account of approximately $104.535 million. Effective January 16, 2024, Pono’s units ceased trading, and New Horizon’s common stock and warrants began trading on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively.

After taking into account the aggregate payment in respect of the redemption, Pono’s trust account had a balance immediately prior to the Closing of approximately $17.45 million. Such balance in the trust account, together with approximately $2.00 million in proceeds from the PIPE Offering, were used to pay transaction expenses and other liabilities of Pono, and pay approximately $16.8 million to Meteora under the Forward Purchase Agreement. No shares were issued to Meteora under the FPA Funding Amount Subscription Agreement.

As discussed in the Introductory Note above, in connection with the Business Combination, Horizon shareholders received 8,382,498 New Horizon Class A ordinary shares, 282,573 New Horizon Class A ordinary were put into an escrow account to satisfy purchase price adjustments under the BCA, if any, the remainder of which will be transferred to the Horizon shareholders pro rata, and 754,013 Incentive Shares were transferred to the PIPE investor or its designees.

In connection with the Closing, 4,935,622 Class B ordinary shares held by the Sponsor were automatically exchanged for 4,935,622 Class A ordinary shares.

In addition, as disclosed above, immediately prior to the Closing of the Business Combination, Pono issued and sold 200,000 Class A ordinary shares (the “PIPE Shares”) to the PIPE investor for proceeds of $2,000,000. Pono has agreed to file a registration statement registering the resale of the PIPE Shares within 30 days of the Closing and to have such registration statement effective as soon as practicable, but in any event within 60 days of the filing deadline or within 5 business days after New Horizon is notified that the SEC will not review the filing. Also, at the Closing, Horizon transferred 754,013 Incentive Shares to the PIPE investor or his designees.

As of the Closing: public stockholders (including shares that may be held by Meteora pursuant to the FPA) own approximately 9.71% of the outstanding New Horizon Class A ordinary shares; the Sponsor and its affiliates (including 100,000 Incentive Shares that were transferred to the Sponsor) own approximately 33.00% of the outstanding Class A ordinary shares; Horizon’s former shareholders collectively own approximately 51.05% of the outstanding Class A ordinary shares; EF Hutton owns approximately 1.22% of the outstanding Class A ordinary shares; and approximately 5.03% of the outstanding Class A ordinary shares are held by the PIPE investor or its designees (excluding 100,000 Incentive Shares that were transferred to the Sponsor).

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Pono was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, New Horizon is providing the information below that would be included in a Form 10 if New Horizon were to file a Form 10. Please note that the information provided below relates to New Horizon as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The information in this Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) changes in the markets in which New Horizon competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that New Horizon will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) the ability of the parties to recognize the benefits of the business combination agreement and the business combination; (iv) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (v) statements regarding New Horizon’s industry and market size; (vi) financial condition and performance of New Horizon, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the business combination, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of New Horizon; (vii) New Horizon’s ability to develop, certify, and manufacture an aircraft that meets its performance expectations; (viii) successful completion of testing and certification of New Horizon’s Cavorite X7 eVTOL; (ix) the targeted future production of New Horizon’s Cavorite X7 aircraft; (x) the number of aircraft purchased under the LOI with JetSetGo; and (xi) those factors discussed in our filings with the SEC. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the Proxy Statement/Prospectus and other documents to be filed by New Horizon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while New Horizon may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. New Horizon does not give any assurance that New Horizon will achieve its expectations.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about New Horizon or the date of such information in the case of information from persons other than New Horizon, and New Horizon disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this Current Report on Form 8-K, except as required by law. Forecasts and estimates regarding New Horizon’s industry and end markets are based on sources New Horizon believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Business

The business of New Horizon is described in the Proxy Statement/Prospectus in the section titled “Information About Horizon” and that information is incorporated herein by reference.

Risk Factors

The risks associated with New Horizon are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of New Horizon. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Financial Information of Horizon,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Horizon,” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” which are incorporated herein by reference. In addition, the Unaudited Pro Forma Condensed Combined Financial Information for the period ended September 30, 2023 is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Properties

New Horizon leases office space and an aircraft hangar in Lindsay Ontario, which serves as the corporate headquarters, and office space and light composite manufacturing space in Haliburton Ontario. New Horizon believes that these properties are sufficient for its business and operations as currently conducted.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The disclosure contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Horizon” in the Proxy Statement/Prospectus is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of New Horizon common shareholders upon the completion of the Business Combination by:

●	each person known by New Horizon to be the beneficial owner of more than 5% of any class of New Horizon’s common shares;
●	each of New Horizon’s officers and directors;
●	all executive officers and directors of New Horizon.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 16,974,523 common shares outstanding as of January 12, 2024, including 9,419,084 Class A ordinary shares issued as Exchange Consideration, 200,000 Class A ordinary shares issued in connection with the PIPE financing, and reflects the valid redemption of 9,852,558 Class A ordinary shares by public shareholders of Pono. The table below includes Exchange Consideration shares held in escrow pending any purchase price adjustment under the BCA, and excludes the common shares underlying the Private Warrants held or to be held by Sponsor because these securities are not exercisable until registered, which may or may not occur within sixty (60) days. This table also assumes that there are no issuances of equity securities in connection with the Closing, including equity awards that may be issued under the 2023 Equity Incentive Plan following the Business Combination.

Unless otherwise indicated, New Horizon believes that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 3187 Highway 35, Lindsay A6 K9V 4R1, Ontario Canada.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Brandon Robinson(1)(2)	2,538,846	14.8%
Jason O’Neill(3)	389,713	2.3%
Brian Merker	0	--
Stewart Lee(4)	293,926	1.7%
Brian Robinson(1)(5)	2,536,603	14.8%
Trisha Nomura	0	--
John Maris	0	--
John Pinsent	0	--
All executive officers and directors as a group (8 individuals)	3,363,455	19.3%

Greater than Five Percent Holders:
Mehana Capital LLC(6)	5,600,997	33.0%
Entities affiliated with Meteora Capital LLC (7)	1,580,127	9.3%
Robinson Family Ventures(1)	2,395,634	14.1%
Astro Aerospace Ltd.(8)	1,698,529	9.9%
Canso group	1,485,228	8.8%

(1)	Brandon Robinson and Brian Robinson are the directors of Robinson Family Ventures Inc. Brandon Robinson and Brian Robinson may each be deemed to share beneficial ownership of the securities held of record by Robinson Family Ventures Inc. Each of Brandon Robinson and Brian Robinson disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(2)	Includes options to purchase 143,213 shares at a price of $0.91 per share. The table reflects the options on a fully vested basis.

(3)	Includes options to purchase 146,252 shares at a price of $0.91 per share. The table reflects the options on a fully vested basis.
(4)	Includes options to purchase 35,455 shares at a price of $0.91 per share. The table reflects the options on a fully vested basis.
(5)	Includes options to purchase 117,001 shares at a price of $0.91 per share. The table reflects the options on a fully vested basis. Also includes conversion of his convertible note into 28,563 pre-combination Horizon shares including interest accrued on the note as of December 1, 2023.
(6)	Based on a Form 4 filed January 17, 2024, Mehana Capital LLC, the Sponsor, is the record holder of the securities reported herein. Dustin Shindo is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest. The address of Mehana Capital LLC is 4348 Waialae Ave Unit 632, Honolulu, HI 96816.
(7)	Voting and investment power over the securities held by these entities resides with its investment manager, Meteora Capital, LLC. Mr. Vikas Mittal serves as the managing member of Meteora Capital, LLC and may be deemed to be the beneficial owner of the securities held by such entities. Mr. Mittal disclaims any beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of Meteora Entities is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.
(8)	The business address of Astro Aerospace Ltd. is 320 West Main Street, Lewisville, Texas 75057.
(9)	The business address of Canso Strategic Credit Fund is 100 York Blvd., Suite 550, Richmond Hill, On, L4B 1J8.

Directors and Executive Officers

New Horizon’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination,” which is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Horizon before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Horizon,” which is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

At the Special Meeting, Pono’s shareholders approved the 2023 Equity Incentive Plan. A description of the material terms of the 2023 Equity Incentive Plan is set forth in the section of the Proxy Statement/Prospectus titled “The Incentive Plan Proposal (Proposal 4),” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the 2023 Equity Incentive Plan, a copy of which is attached as an Exhibit 10.2 to this Current Report on Form 8-K.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Pono and Horizon are described in the Proxy Statement/Prospectus in the section titled “Certain Transactions and Related Person Transactions” and are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management After the Business Combination,” which is incorporated herein by reference.

The information set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Employment Agreements” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The information set forth in the section titled “Registration Rights Agreements” in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Legal Proceedings

To the knowledge of New Horizon’s management, there are no legal proceedings pending against Pono or New Horizon.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

New Horizon’s Class A ordinary shares began trading on the Nasdaq Capital Market under the symbol “HOVR” and its warrants began trading on the Nasdaq Capital Market under the symbol “HOVRW” on January 16, 2024. Pono has not paid any cash dividends on its ordinary shares to date. The payment of cash dividends by New Horizon in the future will be dependent upon New Horizon’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the board of directors of New Horizon.

Information regarding Pono’s common shares, rights and units and related shareholder matters are described in the Proxy Statement/Prospectus in the section titled “Description of Securities of New Pono Capital” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance of Pono’s and New Horizon’s common shares in connection with the Business Combination and the PIPE financing, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of New Horizon’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of Securities of New Pono Capital.”

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Horizon. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Summary Historical Financial Information of Pono” and “Selected Historical Financial Information of Horizon,” “Unaudited Pro Forma Condensed Consolidated Combined Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Horizon,” which are incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The PIPE Financing

On January 16, 2024, the Company closed its previously announced PIPE financing, issuing 200,000 common shares to an investor for proceeds of $2,000,000.

Underwriter and Vendor Shares

At the closing of the Business Combination, New Horizon issued an aggregate of 103,500 common shares to EF Hutton LLC in partial satisfaction of deferred underwriting commissions. New Horizon agreed to customary registration rights with respect to such shares.

The common shares listed above were issued in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 3.03. Material Modification to Rights of Security Holders.

The shareholders of Pono approved the Articles of post-combination New Horizon (as defined below) at the Special Meeting. In connection with the Closing, Pono adopted the Articles effective as of the Closing Date. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “The Business Combination Proposal (Proposal 2),” “The Advisory Charter Amendment Proposals (Advisory Proposals 3A through 3G),” which is incorporated herein by reference.

The full text of the Articles, which are included as Exhibit 3.1 to this Current Report on Form 8-K, are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal (Proposal 2),” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of the Closing: public stockholders (including shares that may be held by Meteora pursuant to the FPA) own approximately 9.71% of the outstanding New Horizon Class A ordinary shares; the Sponsor and its affiliates (including 100,000 Incentive Shares that were transferred to the Sponsor) own approximately 33.00% of the outstanding Class A ordinary shares; Horizon’s former shareholders collectively own approximately 51.05% of the outstanding Class A ordinary shares; EF Hutton owns approximately 1.22% of the outstanding Class A ordinary shares; and approximately 5.03% of the outstanding Class A ordinary shares are held by the PIPE investor or its designees (excluding 100,000 Incentive Shares that were transferred to the Sponsor).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning the executive officers and directors, see the disclosure in the Proxy Statement/Prospectus in the sections titled “Pono’s Management,” and “Executive Officers and Directors of Horizon,” “Management After the Business Combination” and “Certain Relationships and Related Person Transactions,” which are incorporated herein by reference.

Name	Age	Position
Brandon Robinson(6)	44	Chief Executive Officer, Director
James O’Neill(5)	45	Chief Operating Officer, Director
Brian Merker	46	Chief Financial Officer
Stewart Lee	50	Head of People & Strategy
Brian Robinson	74	Chief Engineer
Trisha Nomura(1)(2)(3)(4)	44	Director
John Maris(1)(2)(3)(5)	65	Director
John Pinsent(1)(2)(3)(4)	63	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Class I Director.
(5)	Class II Director.
(6)	Class III Director.

Each director will hold office until his or her term expires at the next annual meeting of shareholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

Effective upon Closing, each of Davin Kazama and Gary Miyashiro resigned as officers of Pono. Effective upon Closing, each of Davin Kazama, Dustin Shindo, Kotaro Chiba, and Dr. Mike Sayama resigned as directors of Pono.

2023 Equity Incentive Plan

At the Special Meeting, Pono shareholders considered and approved the 2023 Equity Incentive Plan and reserved an amount of common shares equal to 10% of the number of common shares of New Horizon following the Business Combination for issuance thereunder. The 2023 Equity Incentive Plan was approved by the Pono board of directors on January 4, 2024. The 2023 Equity Incentive Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the 2023 Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal (Proposal 4).” That summary and the foregoing description are qualified in their entirety by reference to the text of the 2023 Equity Incentive Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements

As a result of the Business Combination, New Horizon entered into employment agreements with the following of New Horizon’s executive officers: E. Brandon Robinson (Chief Executive Officer), James O’Neill (Chief Operating Officer), Brian Merker (Chief Financial Officer), and Brian Robinson (Chief Engineer) (each an “Employment Agreement, and collectively, the “Employment Agreements”).

The Employment Agreements all provide for at-will employment that may be terminated by the employee with thirty days’ notice to New Horizon of resignation from employment; by New Horizon without notice, payment in lieu of notice, benefit continuation (if applicable) or compensation of any kind, where permitted by the Ontario Employment Standards Act, 2000, as amended from time to time (the “ESA”), which includes willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by New Horizon; or by New Horizon with notice or pay in lieu of notice by providing the employee (i) the minimum amount of notice, pay in lieu of notice (or a combination of both), severance pay, vacation pay and benefit continuation (if applicable) and any other entitlements strictly required by the ESA, calculated from the date of the employee’s original employment with Horizon; plus (ii) such additional amount of payment of Base Salary (as defined below) in lieu of notice (“Additional Pay in Lieu of Notice”), as is necessary to ensure that the aggregate of the statutory notice, pay in lieu of notice and severance pay entitlements under (a) above and the Additional Pay in Lieu of Notice under sub-section (ii), (b), at a minimum equals twelve (12) months, and such aggregate shall increase by additional one (1) month payment of the employee’s Base Salary in lieu of notice for each completed year of service from the Effective Date to an overall cumulative maximum of 24 months of Base Salary; plus, (iii) payment of a prorated portion of any bonuses that the employee is eligible to receive as of the date of termination, calculated to the end of the Severance Period based upon the average incentive compensation paid to the employee in the two years prior to the year in which notice of termination is communicated. For the purposes of the Employment Agreements, the period for which an employee receives notice and/or payment, calculated from the date the employee is advised of the termination of his employment, is the “Severance Period.”

If following a Change of Control (as defined in the Employment Agreements), New Horizon gives the employee Good Reason to terminate his employment and the related Employment Agreement, and provided the employee exercises that right within two years from the date of the Change of Control, the employee shall be entitled to receive the benefits set forth above, as if the employee’s employment had been terminated on a without cause basis. “Good Reason” means the occurrence of (i) a constructive termination of employment and of the Employment Agreement; (ii) any material and unilateral change in employee’s title, responsibilities, or authority in place at the time of the Change of Control; (iii) any material reduction in the Base Salary paid to employee at the time of the Change of Control; (iv) any termination or material reduction in the aggregate value of the employee benefit programs, including, but not limited to, pension, life, disability, health, medical or dental insurance, in which the employee participated or under which the employee was covered at the time of Change of Control; or (v) the employee’s assignment to any significant, ongoing duties inconsistent with his skills, position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by New Horizon, which results in material diminution of such position.

The Employment Agreements provide for a base salary of $CAD295,000 for E. Brandon Robinson; $CAD225,000 for each of Jason O’Neill and Brian Merker; and $CAD170,000 for Brian Robinson (each a “Base Salary”). Possible annual performance bonuses and equity grants under the 2023 Equity Incentive Plan are to be determined by New Horizon’s compensation committee.

This summary is qualified in its entirety by reference to the text of the Employment Agreements, which are included as Exhibits 10.12, 10.13, 10.14, and 10.15 to this Current Report on Form 8-K and are incorporated herein by reference.

Contractor Agreement

In connection with the Closing of the Business Combination, New Horizon entered into a Contractor Agreement (the “Contractor Agreement"), dated January 12, 2024 (the “Effective Date”), by and among New Horizon, 2195790 Alberta Inc. (the “Contractor”) and Stewart Lee (the “Keyman”). Pursuant to the Contractor Agreement, the Contractor will be providing certain services (the “Services”) as the Head of People & Strategy through the Keyman. The term of the Contractor Agreement began on the Effective Date and unless earlier terminated, will automatically expire on December 31, 2025 (the “Expiry Date”) and may be extended by mutual agreement in writing. New Horizon will pay the Contractor for the performance of the Services fees in the amount of $CAD120.00 per hour (the “Fees”).

The Contractor Agreement may be terminated by mutual agreement; for convenience by either party upon the delivery of, (i) if by the Contractor, 90 calendar days’ prior written notice to New Horizon, and if by New Horizon, 60 calendar days’ prior written notice to the Contractor; or by New Horizon for material breach. Upon the expiration or earlier termination of the Contractor Agreement for any reason, New Horizon will provide the Contractor with only the Fees accrued and owing to the Contractor up to and including the Expiry Date or earlier termination date.

The foregoing description of the Contractor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Contractor Agreement, a copy of which is attached as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Indemnity Agreements

In connection with the Closing, each of the individuals designated to be members of the board of directors of New Horizon (the “Board”) entered into an Indemnity Agreement with New Horizon (collectively, the “Director Indemnity Agreements,” and each, a “Director Indemnity Agreement”).

Pursuant to New Horizon’s Articles, subject to the Business Corporations Act, New Horizon must indemnify a director, former director or alternate director of New Horizon and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and New Horizon must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

The foregoing description of the Director Indemnity Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Director Indemnity Agreement, a copy of which is attached as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On January 18, 2024, the Board approved a change in fiscal year end of New Horizon from December 31st to May 31st.

The Board’s decision to change the fiscal year end was related to the Business Combination. As a result of the Business Combination and the other transactions contemplated thereunder, Horizon is now a wholly owned subsidiary of New Horizon. Horizon’s financial statements will survive and become the post-transaction company's financial statements and the fiscal year end of Horizon is May 31st; therefore, the Board approved the change in the Company’s fiscal year end.

Following such change, the date of New Horizon’s next fiscal year end is May 31, 2024. Consequently, on or before July 15, 2024, New Horizon will file a transition report on Form 10-Q covering the five-month period ended May 31, 2024.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, Pono ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “The SPAC Continuance Proposal (Proposal 1)” and “The Business Combination Proposal (Proposal 2),” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 9.01. Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-1, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma financial statements are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Exhibits

Exhibit No.	Description
2.1†	Business Combination Agreement, dated August 15, 2023, by and among Pono Capital Three, Inc., Pono Three Merger Acquisitions Corp., and Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on August 15, 2023).
3.1	New Horizon Articles (incorporated by reference to Exhibit 3.1 of Form 8-K filed by Pono Capital Three, Inc. on January 11, 2024).
4.1	Warrant Agreement, dated February 9, 2023, by and between Pono Capital Three, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
10.1	Form of Subscription Agreement for the PIPE investment (incorporated by reference to Exhibit 10.1 of Form 8-K filed by Pono Capital Three, Inc. on January 3, 2024).
10.2*+	New Horizon Aircraft Ltd. 2023 Equity Incentive Plan.
10.3*	Registration Rights Agreement, dated January 12, 2024, by and between Pono Capital Three, Inc. and parties thereto.
10.4	Registration Rights Agreement, dated February 9, 2023, by and among Pono Capital Three, Inc. and certain security holders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.5*	Form of Lockup Agreement.
10.6	Placement Unit Purchase Agreement, dated February 9, 2023, between Pono Capital Three, Inc. and Mehana Capital LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.7	Letter Agreement, dated February 9, 2023, among the Company, Mehana Capital LLC and each of the executive officers and directors of the Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.8	Forward Share Purchase Agreement with Meteora (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.9	Form of Subscription Agreement with Meteora (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.10*	Form of Non-Competition and Non-Solicitation Agreement.
10.11*	Form of Indemnity Agreement.
10.12*+	Employment Agreement, dated January 19, 2024, by and between New Horizon Aircraft Ltd. and E. Brandon Robinson.
10.13*+	Employment Agreement, dated January 11, 2024, by and between New Horizon Aircraft Ltd. and Jason O’Neill.
10.14*+	Employment Agreement, dated January 12, 2024, by and between New Horizon Aircraft Ltd. and Brian Merker.
10.15*+	Employment Agreement, dated January 19, 2024, by and between New Horizon Aircraft Ltd. and Brian Robinson.
10.16*+	Contractor Agreement, dated January 19, 2024, by and between New Horizon Aircraft Ltd., 2195790 Alberta Inc., and Stewart Lee.
21.1*	List of Subsidiaries of New Horizon Aircraft Ltd.
99.1*	Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: January 19, 2024	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer